Exhibit 99.1

Civitas Solutions Reports Fiscal 2016 First Quarter Results

BOSTON, MA, February 9, 2016 - Civitas Solutions, Inc. (NYSE: CIVI) today reported financial results for the fiscal first quarter ended December 31, 2015.

First Quarter Fiscal 2016 Highlights

•	First quarter net revenue increased 3.3% to $345.7 million; excluding at-risk youth ("ARY") divested operations net revenue increased by 5.3%

•	First quarter Adjusted EBITDA decreased 10.3% to $36.3 million, primarily due to a previously announced $4.2 million benefit in the first quarter of fiscal 2015

•	First quarter net loss was $5.6 million, compared to a net loss of $3.4 million in the first quarter of fiscal 2015

•	Completed two acquisitions with total annual revenues of approximately $8.8 million

“Our financial performance during the quarter reflected actions we took that position us well for the future, particularly the divestiture of a significant portion of our low-margin ARY services and an increased investment in new start initiatives,” stated Bruce Nardella, president and chief executive officer.  “Our acquisition pipeline is robust, our fundamentals remain strong and we continue to make excellent progress in achieving our strategic goals.”

Nardella added, “Subsequent to the end of the first quarter, we were pleased to acquire three Massachusetts Adult Day Health centers to augment our ADH platform.  The ADH market, which we entered in late 2014, is large, growing, highly-fragmented, and a great complement to our network of high-quality and cost-effective community-based services.  We remain very excited about the future of our ADH services and their potential to meaningfully contribute to our company’s mission, growth and development in the years ahead.”

First Quarter Fiscal 2016 Financial Results

Net revenue for the first quarter was $345.7 million, an increase of $11.2 million, or 3.3%, over net revenue for the same period of the prior year. Net revenue increased $8.9 million from acquisitions that closed during and after the first quarter ended December 31, 2014 and $2.3 million from organic growth, including growth related to new programs. Net revenue and organic growth were negatively impacted by the operating results of our at-risk youth divestitures. Excluding these operations, net revenue increased by $17.0 million, or 5.3%, of which $8.1 million was from organic growth.

First quarter net revenue consisted of:

•	Human Services net revenue of $277.7 million (80.3% of total net revenue), an increase of 2.1% compared to the first quarter of fiscal 2015; and

•	Post-Acute Specialty Rehabilitation Services net revenue of $68.0 million (19.7% of total net revenue), an increase of 8.6% compared to the first quarter of fiscal 2015.

Adjusted EBITDA for the first quarter was $36.3 million, compared to Adjusted EBITDA of $40.5 million for the first quarter ended December 31, 2014, a decrease of 10.3%. As disclosed in the prior year, Adjusted EBITDA for the three months ended December 31, 2014 included a $4.2 million benefit from unusual circumstances related to lower-than-expected health insurance claims and reversals to accruals for incentive compensation that weren’t expected to, and largely did not, repeat. In addition, the decrease in our Adjusted EBITDA margin was due to higher direct labor and occupancy costs resulting from increased overtime and increases in rent, utilities and repair and maintenance costs, the impact of our ARY divestitures during the current quarter, and an increase in new start investments. The decrease was partially offset by organic growth and contributions from acquisitions.

Income from operations for the first quarter was $7.2 million, or 2.1% of net revenue, compared to $19.5 million, or 5.8% of net revenue, for the first quarter of the prior year. In addition to the items noted above, our operating margin during the current quarter was negatively impacted primarily by a $10.5 million stock based compensation charge resulting from the vesting of certain awards under our former equity compensation plan, closure costs of $2.1 million related to our ARY divestitures, and a $1.3 million loss on the sale of our ARY operations in North Carolina. The decrease in our operating margin was partially offset by a $2.9 million decrease in the fair value of acquisition related contingent consideration included as a reduction to general and administrative expense.

Net loss for the first quarter was $5.6 million compared to a net loss of $3.4 million for the same period of the prior year. In addition to the items noted above, net loss was negatively affected by $4.3 million due to the tax impact of the $10.5 million

Exhibit 99.1

stock-based compensation charge disclosed above. This expense is not deductible for tax purposes and was considered a discrete item. Therefore, the full impact of the expense on income taxes was recorded during the three months ended December 31, 2015, which resulted in an abnormally high tax rate. The decrease in net loss was partially offset by lower interest expense resulting from the redemption of our senior notes in fiscal 2015.

Basic and diluted net loss per common share from continuing operations was $0.15 for the fiscal first quarter ended December 31, 2015, compared to net loss per common share from continuing operations of $0.09 for the same period of the prior year.

Exhibit 99.1

Fiscal 2016 Outlook and Guidance

The Company is confirming its fiscal year 2016 net revenue and Adjusted EBITDA guidance that it originally communicated on December 10, 2015 during the release of fiscal 2015 fourth quarter and full year results.

For fiscal 2016, we are maintaining our guidance for net revenue with a range of $1.400 billion to $1.440 billion and Adjusted EBITDA with a range of $161.0 million to $165.0 million.

Modeling guidelines for the current fiscal year also remained unchanged:

Annual tax rate: 50%*
Depreciation and Amortization: $71 million
Average basic and diluted shares outstanding for the year: 37.5 million
Stock-based compensation: $17.4 million*
Capital expenditures: 3.3% to 3.5% of net revenue

*
The modeling guideline for our annual stock compensation expense includes $10.5 million of expense related to certain awards under our former equity compensation plan that vested in October 2015.  The vesting of these awards impacted the allocation of the shares of Civitas that were distributed from NMH Investment, LLC to our private equity sponsor and management and not the number of shares outstanding.  This expense is not deductible for tax purposes.

Conference Call

This afternoon, Tuesday, February 9, 2016, Civitas Solutions management will host a conference call at 5:00 pm (Eastern Time) to discuss the fiscal 2016 first quarter operating results.

Conference Call Dial-in #:

Domestic U.S. Toll Free:    877-255-4315

International:    412-317-5467

Replay Details (available 1 hour after conclusion of the conference call through 2/18/16):

Domestic U.S. Toll Free:     877-344-7529

International:     412-317-0088

Canada Toll Free:     855-669-9658

Replay Access Code:     10080442

A live webcast of the conference call will be available via the investor relations section of the company’s website: www.civitas-solutions.com. Following the call, an archived replay of the webcast will be available on this website through May 9, 2016.

Exhibit 99.1

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, and management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliations of net loss to EBITDA and Adjusted EBITDA are presented within the tables below.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are frequently used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements, including statements about our expectations for future financial performance. Forward- looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth and refinancing plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the factors described in “Risk Factors” in Civitas’ Form 10-K. Words such as “anticipates”, “believes”, “continues”, "positions", “estimates”, “expects”, “goal”, “objectives”, “intends”, “may”, “hope”, “opportunity”, “plans”, “potential”, “near-term”, “long-term”, “projections”, “assumptions”, “projects”, “guidance”, “forecasts”, “outlook”, “target”, “trends”, “should”, “could”, “would”, “will” and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Exhibit 99.1

Select Financial Highlights
($ in thousands, except share and per share data)
(unaudited)
	Three Months Ended
	December 31,
	2015	2014
Gross revenue	$349,736	$338,569
Sales adjustments	(3,989)	(3,979)
Net revenue	345,747	334,590
Cost of revenue	271,012	257,558
Operating expenses:
General and administrative expenses	49,542	40,308
Depreciation and amortization	17,987	17,210
Total operating expenses	67,529	57,518
Income from operations	7,206	19,514
Other income (expense):
Management fee of related party	—	(162)
Other income (expense), net	(815)	140
Extinguishment of debt	—	(14,343)
Interest expense	(8,573)	(10,905)
Loss from continuing operations before income taxes	(2,182)	(5,756)
Provision (benefit) for income taxes	3,392	(2,371)
Loss from continuing operations	(5,574)	(3,385)
Loss from discontinued operations, net of tax	(30)	(55)
Net loss	$(5,604)	$(3,440)
Loss per common share, basic and diluted
Loss from continuing operations	$(0.15)	$(0.09)
Loss from discontinued operations	—	—
Net loss	$(0.15)	$(0.09)
Weighted average number of common shares outstanding, basic and diluted	37,095,279	36,950,000
Additional financial data:
Program rent expense	$12,896	$12,039

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
($ in thousands)
(unaudited)
	Three Months Ended December 31,

	2015	2014
Net loss	$(5,604)	$(3,440)
Loss from discontinued operations, net of tax	30	55
Provision (benefit) for income taxes	3,392	(2,371)
Interest expense, net (a)	8,349	10,880
Depreciation and amortization	17,987	17,210
EBITDA	$24,154	$22,334
Adjustments:
Management fee of related party (b)	—	162
Stock-based compensation (c)	11,719	1,160
Extinguishment of debt and related costs (d)	—	14,343
Long-term compensation plan payment (e)	—	2,470
Exit costs(f)	2,140	—
Contingent consideration adjustment (g)	(2,945)	—
Sale of business(h)	1,250	—
Adjusted EBITDA	$36,318	$40,469
Supplemental Information
Operating losses for new starts (i)	$1,943	$1,284
Pro forma effect of acquired EBITDA (j)	129	561

(a)
For the three months ended December 31, 2015, Interest expense, net includes the reversal of $0.2 million of interest expense associated with acquisition related contingent consideration liabilities and $0.3 million of interest income included in Other income (expense) in the Statement of Operations. For the three months ended December 31, 2014, Interest expense, net includes $25 thousand of interest income included in Other income (expense) in the Statement of Operations.

(b)	Represents reimbursable expenses under our management agreement with our private equity sponsor that were incurred prior to the termination of this agreement in September 2014.

(c)
Represents non-cash stock-based compensation expense. For the three months ended December 31, 2015, stock-based compensation includes $10.5 million of expense related to certain awards under our former equity compensation plan that vested in connection with our secondary offering and the distribution of our shares held by NMH Investment, LLC in October 2015. The vesting of these awards impacted the allocation of the shares of Civitas that were distributed from NMH Investment, LLC to our private equity sponsor and management and not the number of shares outstanding.

(d)	Represents the costs associated with the redemption of $162 million of senior notes including the write-off of the associated deferred financing costs and original issue discount.

(e)	Represents payments associated with the termination of an equity-like plan for employees of the CareMeridian business unit made in connection with our initial public offering ("IPO").

(f)	Represents expenses of $0.5 million for severance and $1.6 million for lease terminations associated with our ARY divestitures.

(g)
Represents the fair value adjustment associated with acquisition related contingent consideration liabilities. The associated impact to the accretion of interest of $0.2 million is included within Interest expense, net.

(h)	Represents the loss recorded on the sale of our ARY North Carolina business.

(i)
Operating losses from new starts represent losses from any new start programs initiated within 18 months of the the periods presented that had operating losses during the respective periods. Net operating loss from a new start is defined as its revenue for the period less direct expenses but not including allocated overhead costs.

(j)	Represents the estimated additional EBITDA from acquisitions made during the periods presented assuming the acquisitions had occurred on the first day of each respective period.

Exhibit 99.1

Selected Balance Sheet and Cash Flow Highlights
($ in thousands)
(unaudited)

	As of
	December 31, 2015	September 30, 2015
Cash and cash equivalents	$34,194	$41,690
Working capital (a)	67,863	60,150
Total assets	1,052,201	1,063,184
Total debt (b)	649,884	651,643
Net debt (c)	565,690	559,953
Stockholders' equity	129,447	121,275

	Three Months Ended December 31,
	2015	2014
Cash flows provided by (used in):
Operating activities	$6,617	$(5,657)
Investing activities	(13,073)	(21,698)
Financing activities (d)	(1,040)	(163,609)
Purchases of property and equipment	(9,122)	(8,886)
Acquisition of businesses, net of cash acquired	(4,156)	(12,518)

(a)	Calculated as current assets minus current liabilities.

(b)	Includes obligations under capital leases.

(c)	Represents net debt as defined in our senior credit agreement (total debt, net of cash and cash equivalents and letters of credit and restricted cash of $50 million).

(d)
A portion of the IPO proceeds of $182.2 million that we received in fiscal 2014 was used to retire $162.0 million of senior unsecured notes on October 17, 2014 and pay the related redemption premium and fees.

Exhibit 99.1

About Civitas

Civitas Solutions, Inc., which markets its services nationally as The MENTOR Network, is the leading national provider of home- and community-based health and human services to must-serve individuals with intellectual, developmental, physical or behavioral disabilities and other special needs. Since its founding in 1980, it has evolved from a single residential program to a diversified national network offering an array of quality services in 35 states.

Contact

Civitas Solutions, Inc.
Dwight Robson, 617-790-4800 or dwight.robson@civitas-solutions.com
Chief Public Strategy and Marketing Officer